[Year] AIP

Table of Contents

Glossary of Terms ………………………………………………………………………………………………..………………………………………………………………………………2

What is the [Year] Annual Incentive Plan (AIP)?………………………………………………………………………………………………………………………………………………3

How does the AIP support AGL Resources’ strategic goals and objectives?…………………………………………………………………………………………………………………3

Who is eligible to participate?.......................................................................………………………………………………………………………………………………………………………3

Who is not eligible to participate? ……………………………………………………………………………………………….……………………………………………………..………4

What is the Performance Measurement Period?........................................................................……………………………………………………………………………………………………4

How does the AIP work?...4

What are the Performance Measures?...4
•	Corporate Performance Goals……………………………………………………………………………………….…................................................................................................................4
•	Business Unit Performance Goals……………………………………………………………………………………....................................................................................................................5
•	Individual Performance….……………………………………………………………………………………................................................................................................................................6

How will the Corporate Performance Score, Business Unit Performance Score and
Individual Performance Score be weighted?...7

What are the Target Awards?...8

How is the AIP award calculated?...8
•	Annual Rate……………………………………………………………………………………………………................................................................................................................................8
•	AIP Award Calculation Examples………………………………………………………………………………...........................................................................................................................8
What is the timing for payment of AIP awards?...11

What about new hires during the Performance Measurement Period?...........................……………...................................................................................................................................................12

What about a change in status during the Performance Measurement Period?....................................................................................................................................................................................12

What is the effect of the AIP award on other benefits?...13
Who administers the AIP?...13

How are awards to the Policy Committee members handled?...13

Does participation in the AIP create employment rights for participants?............................................................................................................................................................................................13

By what law is the AIP governed?...13

What is the source of the funds required to pay benefits under the AIP?................................................................................................................................................................................................13

Will taxes be withheld from awards?...14

Can the Company amend or terminate the AIP?...14

[Year] Annual Incentive Plan

Glossary of Terms

AIP	This Annual Incentive Plan.
Annual Rate
The rate of pay used to calculate individual AIP awards.
For exempt participants, Annual Rate is the earned base salary during the Performance Measurement Period.
For nonexempt participants, Annual Rate equals the participant’s earned base rate plus total earned overtime, shift differential and other designated premiums earned and paid during the Performance Measurement Period.

Award Weighting Factors	The weight assigned to each of the Performance Measures. The total weight of all Performance Measures equals 100%.
Business Unit	The designated arrangement of operations and offices providing a measure of similar business activity by market, location, etc.
Business Unit Performance Score	The score resulting from each Business Unit’s performance compared to the Business Unit’s performance goals.
Corporate Performance Score	The Corporate goal will be the score that corresponds with the Corporate EPS goal achieved and certified for the Performance Measurement Period.
EPS	Earnings Per Share as defined by GAAP – Net income for the Performance Measurement Period divided by total shares outstanding (basic).
Individual Performance Score	Participant’s Individual Performance Score based upon a combination of IPO and Success Factor ratings.
IPOs	Individual Performance Objectives or measure of “what is achieved.”
Performance Measurement Period	The Performance Measurement Period for the current AIP is January 1, [Year] through December 31, [Year].
Performance Measures	Performance Measures are the criteria used to determine AIP awards. They include Corporate and Business Unit performance goals and each participant’s Individual Performance Score.
Plan EPS
Plan Earnings Per Share – EPS as defined by GAAP, reduced for value created and credited for compensation purposes in prior reporting periods that was reported on a GAAP basis in [Year], and increased for value created in [Year] that will be reported on a GAAP basis in future reporting periods. The Compensation and Management Development Committee may make additional adjustments to Plan EPS in its discretion.

Success Factors	Competencies demonstrated to achieve performance or measure of “how it is achieved.”
Target Award
The potential amount of incentive compensation that a participant has the opportunity to earn if the Total AIP Performance Score is 100%.  A Target Award is expressed as a percentage of the participant’s Annual Rate.

Total AIP Performance Score
Represents the level of corporate, Business Unit and individual performance attained at the end of the Performance Measurement Period.  Corporate, Business Unit, and Individual Performance Scores each can range from 0% to 200%.

[Year] Annual Incentive Plan

Q.  What is the [Year] Annual Incentive Plan (AIP)?

A.
The Annual Incentive Plan (AIP) is a key part of the Company’s total compensation program. It is intended to provide a meaningful opportunity to earn cash awards by working together to achieve the Company’s performance objectives.  The primary purposes are:

•	Rewarding strong financial performance and financial stewardship;
•	Aligning pay with performance;
•	Recognizing individual performance and differentiating rewards;
•	Reinforcing how individual contributions support corporate success; and
•	Ensuring total cash compensation is competitive.

Q.          How does the AIP support AGL Resources’ strategic goals and objectives?

A.
The AIP is designed to align the interests of employees with those of the Company’s shareholders and customers as well as with the strategic objectives of the Company.  For [Year], our corporate goals are:

•	[List corporate goals]

The AIP pays cash awards to eligible employees, if established Performance Measures are met or exceeded during the Performance Measurement Period.  Performance Measures may include Corporate and/or Business Unit performance goals and Individual Performance Scores, based on each participant’s IPO and Success Factor ratings.

Q.           Who is eligible to participate?

A.           Employees are eligible to participate in the [Year] AIP if they satisfy all of the following conditions:
•	Employed as a full-time or part-time employee of AGL Resources or of one of the following subsidiaries or operating divisions:
▪	Atlanta Gas Light
▪	AGL Services
▪	Chattanooga Gas
▪	Elizabethtown Gas
▪	Elkton Gas
▪	Florida City Gas
▪	Virginia Natural Gas

(Subsidiaries and operating divisions listed are based upon information available at the time of the writing of this document and may change during the year due to unforeseen changes such as reorganization or acquisitions).
•	Employed on or before September 30, [Year]; and
•
Considered on active status, or on an approved leave of absence when AIP award payments are distributed, or retired on or before the date AIP award payments are distributed, unless otherwise provided by law.

Union employees are eligible to participate only if their applicable Collective Bargaining Agreement (CBA) provides for such participation.

[Year] Annual Incentive Plan

Q.           Who is not eligible to participate?

A.           Employees in any of the following categories are not eligible:
•	Seasonal, co-op, interns, and contract employees;
•	Employees who are eligible to participate in any other annual cash incentive plan, other than those covered by the Omnibus Performance Incentive Plan (OPIP);
•	Employees who are hired after September 30, [Year];
•
Employees who resign or are discharged on or before the date any awards are paid, unless otherwise provided by law (includes employees terminated under AGL Resources severance policy, unless the employee retires immediately following severance); or

•	Union employees whose CBA does not provide for such participation.

Q.           What is the Performance Measurement Period?

A.	The Performance Measurement Period for the current AIP is January 1, [Year] through December 31, [Year].

Q.           How does the AIP work?

A.	Corporate performance goals are approved by the Company’s Policy Committee and the Compensation and Management Development Committee of the Board of Directors. Performance Measures also include:

•	Business Unit performance goals, which are approved by the Compensation and Management Development Committee for employees on the Policy Committee and by the Policy Committee for all other employees;
•	Individual Performance Objectives (IPOs), which are established in discussions with each manager; and
•	Success Factors established for each participant’s position.

Awards are calculated based upon performance against these preset goals as determined at the end of the Performance Measurement Period along with each individual’s Annual Rate, Target Award percentage and Total AIP Performance Score.

Q.	What are the Performance Measures?
Details are provided below for the Corporate, Business Unit and Individual levels of performance.

A.           Corporate Performance Goals

The corporate performance measure is based on GAAP EPS, and is called “Plan EPS.”  Measures based on earnings per share (EPS) closely align shareholder and employee interests.  While it is a stable and well understood metric, GAAP EPS does not accurately reflect value created by our Company in a particular year because of the accounting mechanisms we are required to use for our wholesale services business unit (Sequent).  For example, this business unit may create economic value in one year that is not recognized in GAAP EPS until future periods, in most cases the following year.  For compensation purposes, we include this economic value in the period in which it was generated, regardless of the period in which it is reported for GAAP purposes.  For purposes of setting our [Year] Plan EPS target, our GAAP EPS target is reduced for value created and already credited for compensation purposes in prior reporting periods which was reported on a GAAP basis in [Year].  We will also increase the target for value created and credited for compensation purposes in [Year] that will be reported on a GAAP basis in future reporting periods.

This means that for compensation purposes, we capture the value in the period in which it is generated, regardless of the period in which it is reported for GAAP purposes.  This adjusted GAAP EPS is called “Plan EPS.”

[Year] Annual Incentive Plan

The Corporate Performance Score is expressed as a percentage of achievement against our Plan EPS goal, and can range from 0% to 200%.

The following chart shows the approved Plan EPS goals for the AIP, as well as corresponding Corporate Performance Scores for the Performance Measurement Period (January 1, [Year] through December 31, [Year]).  The goals below are based on Plan EPS.

Plan Earnings Per Share Goal	Corporate Performance Score
$____	0%
$____	50%
$____	100%
$____	150%
$____	200%

The Corporate Performance Score will be interpolated for Plan EPS results that fall between the Plan EPS levels noted above, and the Corporate Performance Score cannot exceed 200%.

The Company must meet or surpass $____ Plan EPS (the corporate financial performance threshold), for the year ending December 31, [Year], for any payment to be made with respect to Corporate or Business Unit performance.  In addition, if Plan EPS is below $____, no payment will be made with respect to individual performance without Compensation and Management Development Committee approval.

In determining the Corporate Performance Score, the Compensation and Management Development Committee will certify achievement against goals, and has the discretion to make additional adjustments (whether positive or negative) to Plan EPS (typically to remove the effects of all or a portion of significant one-time items).

Business Unit Performance Goals

For the purpose of the [Year] AIP, participants will have the Business Unit portion of their AIP performance measured according to the success of achieving the goals listed below.  Similar to the Corporate Performance goal, Business Unit goals are intended to be aggressive and provide an incentive for participants to focus their efforts on items of particular importance within their respective business units for [Year] and to perform at stretch levels as a team.  These goals do not minimize the importance of high performance in other critical areas such as safety, excellent customer service, teamwork, innovation, etc.

Tier	Measure	Weight
Policy Committee	Maximums and weights are individually determined
Tier 2 Officers and below	Distribution Operations: EBIT	__%
	Distribution Operations and Service Company Combined: O&M, minus benefits and incentives	__%

Specific goals and information about the way in which each participant’s department contributes to the success of these goals are available from each respective business head and Policy Committee member.

The following chart shows the approved Business Unit goals for the AIP for the Performance Measurement Period (January 1, [Year] through December 31, [Year]).  The Business Unit Score will be interpolated for results that fall between the performance levels noted below, and the Business Unit Performance Score cannot exceed 200%.  At the end of the Performance Measurement Period, the Compensation and Management Development Committee will certify the Business Unit Performance Score for Policy Committee members, and the Policy Committee will determine the Business Unit Performance Score for all other employees.

Dist. Operations EBIT ($ms)	O&M Less Benefits and Incentives ($ms)	Business Unit Performance Score
$____	$____	0%
$____	$____	50%
$____	$____	100%
$____	$____	150%
$____	$____	200%

In determining the Business Unit Performance Score for Tier 2 officers and below, the Compensation and Management Development Committee has the discretion to make adjustments (whether positive or negative) to Business Unit Performance goals (typically to remove the effects of all or a portion of significant one-time items).

Individual Performance

As noted earlier, one of the key objectives of the AIP is to provide recognition of individual contributions to the Company’s business success.  A related objective is to provide meaningful differentiation of awards on an individual basis. When a participant achieves superior levels of performance, the award he or she receives is appropriately greater than the awards received by similarly situated participants with lower performance ratings.

There are two measures of individual performance:  Individual Performance Objectives (IPOs) measure individual performance against pre-set objectives – i.e. “what is achieved”; and Success Factors measure competencies demonstrated to achieve that performance – i.e. “how it is achieved.”   Performance ratings for these two measures will be combined to determine an Individual Performance Score, which can range from 0% to 200%.  This score along with the Corporate and Business Unit Performance Scores will be used to determine Total AIP Performance Scores.  An example is provided later in this document.

At the end of the Performance Measurement Period, IPO and Success Factor performance will be assessed separately using the ratings below.
• FM (Fails to Meet)
• PM (Partially Meets)
• SM (Successfully Meets)
• ME (Meets and Exceeds)
• SE (Significantly Exceeds)

The two ratings (for IPO and Success Factor performance) will be combined to calculate an Individual Performance Score.

Rating integrity within each functional area and Business Unit is the responsibility of each manager.  Rating integrity across functions and Business Units will be the responsibility of the Policy Committee.

The Individual Performance Score will be a composite of the IPO and the Success Factor ratings.  The table below weights IPO scores and Success Factor scores equally.  Once the ratings for each have been determined, the Individual Performance Score will be derived from the matrix below.

[Year] Annual Incentive Plan

A participant’s Individual Performance Score will be the midpoint of the range in the corresponding cell, provided that the participant’s manager may seek approval to adjust the Individual Performance Score (upward or downward) within the range based upon an overall consideration of the participant’s actual performance.

Participants who receive a “Fails to Meet” (FM) rating on either the Success Factor rating or the IPO rating will not be eligible for an incentive award, regardless of the Corporate or Business Unit Performance Scores.

Q.	How will the Corporate Performance Score, Business Unit Performance Score and Individual Performance Score be weighted?

A.
Because participants have different levels of impact on each of the measures, the AIP will weight each factor according to the level of the participant.  This provides a better “line of sight” to each participant’s level of responsibility within the organization.

Award Weighting Factors

The Performance Measures for Corporate, Business Unit and Individual Performance are weighted so that some Performance Measures affect the Total AIP Performance Score more than others.  Weighting factors are expressed as percentages.  The total weight of all of the Performance Measures always equals 100%.

The following table shows tiers of participation and the corresponding weight of Corporate, Business Unit and Individual Performance Scores.

Tier	Corporate Score	Business Unit Score	Individual Score
Chairman, President & CEO	__%	__%	__%
Chief Financial Officer	__%	__%	__%
President - Sequent	__%	__%	__%
Remaining Tier 1 Officers	__%	__%	__%
Tier 2 Officers	__%	__%	__%
Tier 3 - 4 Officers	__%	__%	__%
Grades M - O	__%	__%	__%
Grades K - L	__%	__%	__%
Grades J and Below (Union* and Non-union)	__%	__%	__%

* Subject to the express terms of the relevant Collective Bargaining Agreement.

[Year] Annual Incentive Plan

Q.           What are the Target Awards?

A.
Target Awards are expressed as a percentage of each participant’s Annual Rate and represent the potential amount that each participant will have the opportunity to earn as incentive compensation if the Total AIP Performance Score is 100%.  The actual award received, if any, may be greater or less than the Target Award depending on the level of Corporate, Business Unit, and Individual Performance Scores.

The following table shows salary grades and corresponding Target Awards.

AGL Resources' Salary Grade	Target Award (% of Annual Rate)
Officers	Set by Tier or position
O	25%
N	21%
M	17%
L	14%
K	12%
J	10%
I	8%
G & H	6%
A - F	5%
Eligible Bargaining Unit Employees	5%

Note that Target Awards will be prorated if a change in assignment occurs mid-year.

Q.           How is the AIP award calculated?

A.
The calculation of an AIP award begins with a participant’s Annual Rate of pay multiplied by his or her Target Award.  A formula is then applied which includes the Corporate, Business Unit, and Individual Performance Scores weighted according to the participation tier.  The examples below illustrate this calculation.

Annual Rate

For exempt employees, Annual Rate is the earned base pay during the Performance Measurement Period as an eligible participant, which will exclude periods when a participant is on unpaid leave or is otherwise inactive or ineligible.

For nonexempt employees, Annual Rate is the earned base pay plus total overtime, shift differential pay and other designated pay premiums earned as an eligible participant during the Performance Measurement Period.

AIP Award Calculation Examples

At the end of the Performance Measurement Period (December 31, [Year]), the AIP award will be calculated based on Annual Rate, Target Award, and Total AIP Performance Score.

[Year] Annual Incentive Plan

In the two examples below, an AIP award is calculated using different sets of assumptions for “Mary” and “John.”

Example “A” - MARY

    •  Mary is an active employee of AGL Resources for all of [Year] in Chattanooga Gas Company.
•	Mary’s annual salary on January 1, [Year] was $75,000, but she received a salary increase on February 1 to $80,000 which continued through the rest of the year.
•	Mary was in the same position throughout [Year].
o	Salary grade is K
o	Target Award is 12%
•	Mary did not have any leave or inactive status periods during the year.
•	Performance Scores
o	Company’s Plan EPS = $3.12
o	Business Unit Performance Score = 95%
o	Mary’s Success Factor rating is SM, and her IPO rating is ME.

Step 1 – Determine performance scores for each element – Corporate, Business Unit and Individual

•	Corporate Performance Score
Corporate result: Plan EPS = $3.12
From the table, Plan EPS at $3.12 = Corporate Performance Score of 100%

Plan Earnings Per Share Goal	Corporate Performance Score
$3.02	0%
$3.07	50%
$3.12	100%
$3.22	150%
$3.32	200%

The Corporate Performance Score of 100% will be entered into the Total AIP Performance Score calculation in Step 3.

•	Business Unit Performance Score
The Business Unit Performance Score of 95% will be entered into the Total AIP Performance Score calculation in Step 3.

•	Individual Performance Score
Using the matrix provided, Mary’s Success Factor rating (SM) and IPO rating (ME) combine to produce an Individual Performance Score of 125%.  However, her manager received approval to increase Mary’s score to 135%.

The Individual Performance Score of 135% will be entered in the Total AIP Performance Score calculation in Step 3.

Step 2 – Annual Rate
Mary’s Annual Rate is based upon her annual salary of $75,000 for one month (1/12 x $75,000 = $6,250), and her annual salary of $80,000 for the remaining eleven months (11/12 x $80,000 = $73,333).  Her final Annual Rate will be $79,583

The Annual Rate of $79,583 will be entered in the award calculation formula in Step 4.

Year] Annual Incentive Plan

Step 3 – Calculation of Total AIP Performance Score
The Corporate Plan EPS result of $3.12 means that AIP payments can be made.

Measure	Weighting	Performance Score	Weighted Performance
Corporate	20%	100%	20% x 100% = 20%
Business Unit	30%	95%	30% x 95% = 28.5%
Individual	50%	135%	50% x 135% = 67.5%
Total AIP Performance Score			20% + 28.5% + 67.5% = 116%

Step 4 - Award Calculation
Multiply Mary’s Annual Rate ($79,583) times her target award percentage (12%) and her Total AIP Performance Score (116%).

AIP Award = $79,583 x 12% x 116% = $11,077.95

Example “B” - JOHN
•	John is an active employee of AGL Resources Services Company for all of [Year], except for one month (April) when he was on unpaid leave.
•	For the first 40 weeks of the performance measurement period, John was in a grade F position with a target award of 5%.
•
His annual salary on January 1 was $50,000, but he received an increase on October 1 when he was promoted to a grade G which has a 6% target award.  His annual salary for the rest of the year was $55,000.

•	He earned $2,750 in overtime during [Year] while in grade F.
•	Company’s Plan EPS = $3.08
•	Business Unit Performance = 105%
•	John’s Success Factor rating is ME, and his IPO rating is SE

Step 1 – Determine performance scores for each element – Corporate, Business Unit and Individual

•	Corporate Performance Score
From the table below, a Plan EPS result of $3.08 requires the Corporate Performance Score to be interpolated.  In this case, every $0.01 increase in Plan EPS (between $3.07 and $3.12) results in a 10% increase in the Corporate Performance Score. Using the chart below, a Plan EPS of $3.07 results in a Corporate Performance Score of 50%.  Adding $0.01 to arrive at the EPS result of $3.08 means adding 10% to the 50% Corporate Performance Score.  The Corporate Performance Score of 60% will be entered into the Total AIP Performance Score calculation in Step 3.

Plan Earnings Per Share Goal	Corporate Performance Score
$____	0%
$____	50%
$____	100%
$____	150%
$____	200%

•	Business Unit Performance Score
The Business Unit Performance Score of 105% will be entered in the Total AIP Performance Score calculation in Step 3.

•	Individual Performance Score
Using the matrix provided, John’s Success Factor rating (ME) and IPO rating (SE) combine to produce an Individual Performance Score of 175%.  In John’s case, his manager received approval to decrease his score to 170% which will be entered in the Total AIP Performance Score calculation in Step 3.

Year] Annual Incentive Plan

Step 2 – Annual Rate
John’s Annual Rate will be the aggregate of earnings including base pay, overtime, shift differential, and any other designated pay premiums earned during the performance period.  For illustration purposes, John’s Annual Rate is approximated below:

Annual salary of $50,000 for nine months, minus one month on inactive status = $33,333
Overtime earnings during [Year] = $2,750 while in the grade F position
Annual Rate for the first nine months = $33,333 + $2,750 = $36,083
Annual salary of $55,000 for the last three months = $13,750
The Annual Rate of $49,833 ($36,083 + $13,750) will be entered into the award calculation formula in Step 4.

[Year] Annual Incentive Plan

Step 3 – Calculation of Total AIP Performance Score
The Corporate Plan EPS result of $3.08 means AIP payments can be made.

Measure	Weighting	Performance Score	Weighted Performance
Corporate	10%	60%	10% x 60% = 6%
Business Unit	30%	105%	30% x 105% = 31.5%
Individual	60%	170%	60% x 170% = 102%
Total AIP Performance Score			6% + 31.5% + 102% = 139.5%

Step 4 - Award Calculation
Multiply John’s Annual Rate ($49,833) times his Target Award percentages (5% and 6%) times the proration factor and his Total AIP Performance Score (139.5%).

AIP Award = [($49,833 x 5% x 40/52) + ($49,833 x 6% x 12/52)] x 139.5% = ($1,916.65 + $690.00) x 139.5% = $3,636.28

Q.           What is the timing for payment of AIP awards?

A.	The current AIP Performance Measurement Period is January 1, [Year] through December 31, [Year].

Payment of awards, if any, will occur as soon as administratively practicable after the end of the  Performance Measurement Period, and following certification of results by the Compensation and Management Development Committee, but not later than March 15, [Year].

Q.	What about new hires during the Performance Measurement Period?

A.
Participants must be employed by September 30, [Year] to be eligible to participate in the [Year] AIP.  Awards for participants hired between January 1, [Year] and September 30, [Year] will be prorated based upon cumulative earnings paid to each participant between their hire date and the end of the Performance Measurement Period.  If an employee has an agreement with the Company that specifies another arrangement during the Performance Measurement Period, the terms of that agreement will affect the terms of the AIP award as applicable.

Q.	What about a change in status during the Performance Measurement Period?

A.	A change in status can affect an award in the following ways:

Eligible participants who change incentive targets during the Performance Measurement Period will receive a prorated incentive based upon the week in which the target change becomes effective.  For instance, if a participant is at a grade level with a target award of 5% for 14 weeks and then is promoted to a grade with a target of 6% for the remainder of the year, the 5% target will be prorated by 14/52 and the 6% target will be prorated by 38/52 in the award calculation.

Participants in plans other than AIP who transfer into the AIP during the Performance Measurement Period will receive a prorated payment, as earned under the AIP, based on the effective date of the transfer. Payments, if any, under the other incentive plan will be pursuant to the terms of that plan.  Managers of transferring employees should complete performance review forms at the time of transfer and provide a copy to the employee’s new manager.

Retirement – Unless otherwise provided in an individual written agreement, employees who retire from active status on or before the date when awards are paid (i.e., the date that award payments are distributed), under the terms of the AGL Resources Retirement Plan or any other retirement plan approved by the Board of Directors for that purpose, will be eligible for payment of an award.  The award, if any, will be prorated based upon the applicable Annual Rate related to the period while working as an active employee during the Performance Measurement Period, and will be paid at the time AIP awards are generally payable.

Death or Long-Term Disability – Employees who terminate due to death, or who are placed on Long-Term Disability (LTD) under AGL Resources’ LTD Plan, on or before the date when awards are paid (i.e., the date that award payments are distributed) will be eligible for payment of an award.  The award, if any, will be prorated based upon the applicable Annual Rate related to the period while working as an active employee during the Performance Measurement Period, and will be paid at the time AIP awards are generally payable.  Such award will be paid to the employee or, in the case of death, to the employee’s estate.

Resignation, Severance or Discharge – Employees who resign or are discharged on or before the date when awards are paid (i.e., the date that award payments are actually distributed), will not be eligible for payment of an award, even if severance, if any, extends past that date, unless otherwise provided by law.  However, employees who are severed under AGL Resources’ Severance Policy and who retire immediately at the end of the severance period will be eligible for payment of an award, according to the Retirement section above.

Leaves of Absence
•
Eligible participants who experience an approved unpaid leave of absence during the plan year will be eligible to receive a pro-rated incentive based on their Annual Rate, award target level and performance achieved during the Performance Measurement Period.

•	Eligible participants on military leave will be eligible to receive payment of an award, if any, according to AGL Resources’ military leave policy.

Q.           What is the effect of the AIP award on other benefits?

A.
AIP awards count as compensation for the Retirement Savings Plus Plan and the Nonqualified Savings Plan (NSP).  Awards also count as compensation for participants subject to the Career Average Earnings formula under the AGL Resources’ Retirement Plan, but do not count as compensation for participants subject to the Final Average Earnings formula under the AGL Resources’ Retirement Plan.

Q.           Who administers the AIP?

A.
The AIP will be administered by the Policy Committee of the Company, other than with respect to employees on the Policy Committee, as described below.  Except as otherwise set forth in this document, no person, other than members of the Policy Committee and the Compensation and Management Development Committee, will have any discretion concerning decisions affecting the AIP.

The Policy Committee and the Compensation and Management Development Committee will have the authority to interpret the AIP and establish such rules and regulations as it deems necessary or advisable for the proper administration of the AIP, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives and goals of the AIP, including adjusting individual awards as it deems necessary or advisable.  Each determination or other action made or taken by the Policy Committee and the Compensation and Management Development Committee pursuant to the AIP, including interpretation of the AIP and the specific conditions and provisions of the awards granted hereunder, will be final and conclusive for all purposes and upon all persons.

The Compensation and Management Development Committee has the sole authority to determine and certify the Corporate Performance Score (and the Business Unit Performance Score for Policy Committee members), following the end of the Performance Measurement Period.

Q.    How are awards to Policy Committee members handled?

A.     Awards issued to Policy Committee members are granted under the terms of AIP, except for the corporate measures which are governed under the Omnibus Performance Incentive Plan (OPIP), which is approved by AGL Resources’ shareholders.  This is done in order to ensure the Company’s maximum allowable tax deduction for payments to Policy Committee members in consideration of Section 162(m) of the Internal Revenue Code.  The Compensation and Management Development Committee has the sole authority to grant awards, set goals, certify performance and administer the OPIP and the AIP with respect to the Policy Committee members.

Q.           Does participation in the AIP create employment rights for participants?

A.
The AIP does not constitute a contract of employment and participation in the AIP will not give a Participant the right to continue in the employ of the Company on a full-time, or any other basis.  Participation in the AIP will not give any participant any right or claim to any benefit under the AIP, unless such right or claim has specifically been granted by the Policy Committee or the Compensation and Management Development Committee under the terms of the AIP.

Q.           By what law is the AIP governed?

A.	The AIP and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Georgia, to the extent not preempted by federal law, and construed accordingly.

Q.           What is the source of the funds required to pay benefits under the AIP?

A.           The funds used to pay AIP benefits will be paid from the Company’s general assets.

Q.           Will taxes be withheld from awards?

A.	Awards are considered “supplemental” income and are subject to federal and state income tax withholding, as well as the employee portion of social security (FICA) and Medicare taxes.

Q.           Can the Company amend or terminate the AIP?

A.	The Company reserves the right to amend or terminate the AIP at any time, at its discretion.